Exhibit 99.1

BKV Corporation Announces Offering of Senior Notes Due 2030

DENVER, CO – September 22, 2025 – BKV Corporation (“BKV” or the “Company”) (NYSE: BKV) today announced that, subject to market and other conditions, BKV Upstream Midstream, LLC (the “Issuer”), a wholly owned subsidiary of BKV, intends to offer $500 million aggregate principal of senior notes due 2030 (the “BKV 2030 Notes”) in a private placement to eligible purchasers (the “BKV 2030 Notes Offering”). The BKV 2030 Notes will be unsecured, senior obligations of the Issuer and will be guaranteed by the Company and all of the Issuer’s existing subsidiaries and certain future subsidiaries.

The Issuer intends to use the net proceeds from the BKV 2030 Notes Offering to fund the cash portion of the purchase price of the previously announced acquisition of Bedrock Production, LLC (the “Bedrock Acquisition”), to fund the repayment of a portion of the outstanding borrowings under the RBL Credit Agreement and to pay fees and expenses related to the offering. Any excess proceeds will be used for general corporate purposes. The BKV 2030 Notes Offering is not contingent on the closing of the Bedrock Acquisition. However, if (i) the Bedrock Acquisition has not been completed on or prior to November 1, 2025 or (ii) at any time prior to November 1, 2025, the Membership Interest Purchase Agreement, dated August 7, 2025, among the Issuer, the Company and Bedrock Energy Partners, LLC, is terminated, the BKV 2030 Notes will be subject to a special mandatory redemption at a price equal to 100% of the initial issue price of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

The BKV 2030 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered, the BKV 2030 Notes may not be offered or sold in the United States absent an applicable exemption from, or a transaction not subject to, registration requirements of the Securities Act and applicable state securities laws. The BKV 2030 Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act and is for informational purposes only. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, including with respect to the BKV 2030 Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About BKV Corporation

Headquartered in Denver, Colorado, BKV Corporation (BKV) is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV’s core business is to produce natural gas from its owned and operated upstream assets. BKV’s overall business is organized into four business lines: natural gas production; natural gas gathering, processing and transportation; power generation; and carbon capture, utilization and sequestration. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 20 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements, which are not historical facts, include statements regarding the BKV 2030 Notes Offering and the expected use of proceeds therefrom, the consummation and timing of the Bedrock Acquisition, BKV’s strategy, future operations, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the United States Securities and Exchange Commission (the “SEC”), including the risks and uncertainties addressed under the heading “Risk Factors” in BKV’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Investor Contacts

Michael Hall

BKV Corporation

Vice President, Investor Relations

Caldwell Bailey

ICR, Inc.

BKVIR@icrinc.com

SOURCE: BKV Corporation